Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Second Quarter of 2024

Birmingham, Ala. – (BUSINESS WIRE) – July 15, 2024 – ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights:

•	Diluted EPS grew from $0.92 in the first quarter of 2024 to $0.95 in the second quarter of 2024.
•	Net interest margin increased 13 basis points from the first quarter of 2024.
•	Deposits grew by 16% annualized from the first quarter of 2024 and 8% year-over-year.
•	Loans grew by 15% annualized from the first quarter of 2024 and 6% year-over-year.
•	Credit quality continues to be strong with non-performing assets to total assets of 0.23%.
•	Liquidity remains strong with over $1.3 billion in cash and no FHLB advances or brokered deposits.
•	Book value per share of $27.71, up 11% year-over-year.
•	Entered the Auburn-Opelika, Alabama market.

Tom Broughton, Chairman, President, and CEO, said, “We were pleased to add a strong banking team and enter the Auburn-Opelika, Alabama market during the quarter, and believe it should become one of our top community banking markets. Loan and deposit growth were strong throughout our footprint with the addition of new bankers and serving new and expanded customer relationships.”

Kirk Pressley, CFO, said, “We are happy with the margin progression and momentum. Our dollar margin increased by $3.4 million from the first quarter, a 13% annualized linked quarter increase. The net interest margin percentage increased an impressive 13 basis points to 2.79%.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending June 30, 2024	Period Ending March 31, 2024	% Change From Period Ending March 31, 2024 to Period Ending June 30, 2024	Period Ending June 30, 2023	% Change From Period Ending June 30, 2023 to Period Ending June 30, 2024
QUARTERLY OPERATING RESULTS
Net Income	$52,136	$50,026	4.2%	$53,468	(2.5)%
Net Income Available to Common Stockholders	$52,105	$50,026	4.2%	$53,437	(2.5)%
Diluted Earnings Per Share	$0.95	$0.92	3.7%	$0.98	(3.1)%
Return on Average Assets	1.34%	1.26%		1.50%
Return on Average Common Stockholders' Equity	14.08%	13.82%		15.85%
Average Diluted Shares Outstanding	54,638,118	54,595,384		54,527,317

Adjusted Net Income, net of tax*	$52,136	$51,373	1.5%	$53,468	(2.5)%
Adjusted Net Income Available to Common Stockholders, net of tax*	$52,105	$51,373	1.4%	$53,437	(2.5)%
Adjusted Diluted Earnings Per Share, net of tax*	$0.95	$0.94	1.1%	$0.98	(3.1)%
Adjusted Return on Average Assets, net of tax*	1.34%	1.29%		1.50%
Adjusted Return on Average Common Stockholders' Equity, net of tax*	14.08%	14.19%		15.85%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$102,162			$111,439	(8.3)%
Net Income Available to Common Stockholders	$102,131			$111,408	(8.3)%
Diluted Earnings Per Share	$1.87			$2.04	(8.5)%
Return on Average Assets	1.30%			1.57%
Return on Average Common Stockholders' Equity	13.96%			16.83%
Average Diluted Shares Outstanding	54,616,751			54,520,025

Adjusted Net Income, net of tax*	$103,509			$111,439	(7.1)%
Adjusted Net Income Available to Common Stockholders, net of tax*	$103,478			$111,408	(7.1)%
Adjusted Diluted Earnings Per Share, net of tax*	$1.89			$2.04
Adjusted Return on Average Assets, net of tax*	1.31%			1.57%
Adjusted Return on Average Common Stockholders' Equity, net of tax*	14.15%			16.83%

BALANCE SHEET
Total Assets	$16,049,814	$15,721,630	2.1%	$15,072,808	6.5%
Loans	12,332,780	11,880,696	3.8%	11,604,894	6.3%
Non-interest-bearing Demand Deposits	2,475,415	2,627,639	(5.8)%	2,855,102	(13.3)%
Total Deposits	13,259,392	12,751,448	4.0%	12,288,219	7.9%
Stockholders' Equity	1,510,578	1,476,036	2.3%	1,363,471	10.8%

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $52.1 million for the quarter ended June 30, 2024, compared to net income and net income available to common stockholders of $50.0 million for the first quarter of 2024 and net income of $53.5 million and net income available to common stockholders of $53.4 million for the second quarter of 2023. Basic and diluted earnings per common share were $0.96 and $0.95, respectively, in the second quarter of 2024, compared to $0.92 for both in the first quarter of 2024 and $0.98 for both in the second quarter of 2023.

Annualized return on average assets was 1.34% and annualized return on average common stockholders’ equity was 14.08% for the second quarter of 2024, compared to 1.50% and 15.85%, respectively, for the second quarter of 2023.

Net interest income was $105.9 million for the second quarter of 2024, compared to $102.5 million for the first quarter of 2024 and $101.3 million for the second quarter of 2023. The net interest margin in the second quarter of 2024 was 2.79% compared to 2.66% in the first quarter of 2024 and 2.93% in the second quarter of 2023. Loan yields were 6.48% during the second quarter of 2024 compared to 6.40% during the first quarter of 2024 and 5.94% during the second quarter of 2023. Investment yields were 3.32% during the second quarter of 2024 compared to 3.16% during the first quarter of 2024 and 2.64% during the second quarter of 2023. Average interest-bearing deposit rates were 4.08% during the second quarter of 2024, compared to 4.04% during the first quarter of 2024 and 3.32% during the second quarter of 2023. Average federal funds purchased rates were 5.50% during second quarter of 2024, compared to 5.50% during the first quarter of 2024 and 5.14% during the second quarter of 2023.

Average loans for the second quarter of 2024 were $12.06 billion, an increase of $322.0 million, or 11.0% annualized, from average loans of $11.74 billion for the first quarter of 2024, and an increase of $463.7 million, or 4.0%, from average loans of $11.60 billion for the second quarter of 2023. Ending total loans for the second quarter of 2024 were $12.33 billion, an increase of $452.1 million, or 15.3% annualized, from $11.88 billion for the first quarter of 2024, and an increase of $727.9 million, or 6.3%, from $11.60 billion for the second quarter of 2023.

Average total deposits for the second quarter of 2024 were $12.86 billion, a decrease of $61.0 million, or 1.9% annualized, from average total deposits of $12.92 billion for the first quarter of 2024, and an increase of $1.28 billion, or 11.0%, from average total deposits of $11.58 billion for the second quarter of 2023. Ending total deposits for the second quarter of 2024 were $13.26 billion, an increase of $507.9 million, or 16.0% annualized, from $12.75 billion for the first quarter of 2024, and an increase of $971.2 million, or 7.9%, from $12.29 billion for the second quarter of 2023.

Non-performing assets to total assets were 0.23% for the second quarter of 2024, compared to 0.22% for the first quarter of 2024 and 0.16% for the second quarter of 2023. The increase in non-performing assets to total assets can be attributed to a single relationship that moved to non-accrual status during the first quarter of 2024. This loan has been closely monitored and is well-collateralized. Annualized net charge-offs to average loans were 0.10% for the second quarter of 2024, compared to 0.06% for the first quarter of 2024 and 0.11% for the second quarter of 2023. The allowance for credit losses as a percentage of total loans at June 30, 2024, March 31, 2024, and June 30, 2023, was 1.28%, 1.31%, and 1.31%, respectively. We recorded a $5.4 million provision for credit losses in the second quarter of 2024 compared to $4.4 million in the first quarter of 2024, and $6.7 million in the second quarter of 2023.

Non-interest income increased $309,000, or 3.6%, to $8.9 million for the second quarter of 2024 from $8.6 million in the second quarter of 2023, and increased $78,000, or .9%, on a linked quarter basis. Service charges on deposit accounts increased $151,000, or 7.0%, to $2.3 million for the second quarter of 2024 from $2.1 million in the second quarter of 2023, and increased $143,000, or 6.7%, on a linked quarter basis. Mortgage banking revenue increased $683,000, or 98.1%, to $1.4 million for the second quarter of 2024 from $696,000 in the second quarter of 2023, and increased $701,000, or 103.4%, on a linked quarter basis. The increase in mortgage banking revenue was primarily attributed to a combination of favorable market conditions and increased staffing levels. Net credit card revenue decreased $73,000, or 3.0%, to $2.3 million for the second quarter of 2024 from $2.4 million in the second quarter of 2023, and increased $178,000, or 8.3%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income decreased $438,000, or 17.5%, to $2.1 million for the second quarter of 2024 from $2.5 million in the second quarter of 2023, and decreased $1.2 million, or 36.3%, on a linked quarter basis. We recognized $1.2 million of income attributed to a death benefit related to a former employee in our BOLI program during the first quarter of 2024, and $890,000 during the second quarter of 2023. Other operating income decreased $14,000, or 1.7%, to $828,000 for the second quarter of 2024 from $842,000 in the second quarter of 2023, and increased $229,000, or 38.2%, on a linked quarter basis.

Non-interest expense increased $4.4 million, or 11.3%, to $42.8 million for the second quarter of 2024 from $38.5 million in the second quarter of 2023, and decreased $3.5 million, or 7.5%, on a linked quarter basis. During the second quarter of 2024, the Company recorded the impact from election of the proportional amortization method to account for historical and new market tax credit investments made primarily for the purpose of receiving income tax credits due to our adoption of Accounting Standards Update 2023-02. The proportional amortization method results in the cost of the investment being amortized in proportion to the income tax credits and other income tax benefits received, with the amortization of the investment and the income tax credits being presented net in the income statement as a component of income tax expense. Previously the amortization of the investment was included in other non-interest expenses. Salary and benefit expense increased $5.4 million, or 28.8%, to $24.2 million for the second quarter of 2024 from $18.8 million in the second quarter of 2023, and increased $1.2 million, or 5.3%, on a linked quarter basis. The number of FTE employees increased by 48, or 8.3%, to 625 at June 30, 2024 compared to 577 at June 30, 2023, and increased by 20, or 3.3%, from the end of the first quarter of 2024. The increase in salary and benefit expense year-over-year continues to be largely due to the normalization of incentives and increased salary expenses due to an increase in FTE employees. Incentives increased approximately $2.7 million, and salaries increased approximately $1.5 million from the second quarter of 2023. Equipment and occupancy expense increased $146,000, or 4.3%, to $3.6 million for the second quarter of 2024 from $3.4 million in the second quarter of 2023, and increased $10,000, or .3%, on a linked quarter basis. Third party processing and other services expense increased $1.3 million, or 20.4%, to $7.5 million for the second quarter of 2024 from $6.2 million in the second quarter of 2023, and increased $299,000, or 4.2%, on a linked quarter basis. Professional services expense increased $161,000, or 10.2%, to $1.7 million for the second quarter of 2024 from $1.6 million in the second quarter of 2023, and increased $277,000, or 18.9%, on a linked quarter basis. FDIC and other regulatory assessments decreased $40,000, or 1.8%, to $2.2 million for the second quarter of 2024 from $2.2 million in the second quarter of 2023, and decreased $1.7 million, or 43.6%, on a linked quarter basis. In the first quarter of 2024, the FDIC implemented a special assessment adjustment to recapitalize the Deposit Insurance Fund resulting in an expense of $1.8 million. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures”. Other operating expenses decreased $2.6 million, or 41.8%, to $3.6 million for the second quarter of 2024 from $6.2 million in the second quarter of 2023, and decreased $3.6 million, or 49.6%, on a linked quarter basis. The decrease in other operating expenses were largely due to the application of the proportional amortization method to account for historical and new market tax credit investments, discussed above. The efficiency ratio was 37.31% during the second quarter of 2024 compared to 35.02% during the second quarter of 2023 and 43.30% during the first quarter of 2024.

Income tax expense increased $3.2 million, or 28.6%, to $14.5 million in the second quarter of 2024, compared to $11.2 million in the second quarter of 2023. Our effective tax rate was 21.71% for the second quarter of 2024 compared to 17.38% for the second quarter of 2023. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2024 and 2023 of $396,000 and $138,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and Tennessee. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2024, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)

	2nd quarter 2024	1st quarter 2024	4th quarter 2023	3rd quarter 2023	2nd quarter 2023
CONSOLIDATED STATEMENT OF INCOME
Interest income	$227,540	$226,710	$229,062	$213,206	$189,656
Interest expense	121,665	124,215	127,375	113,508	88,405
Net interest income	105,875	102,495	101,687	99,698	101,251
Provision for credit losses	5,353	4,368	3,582	4,282	6,654
Net interest income after provision for credit losses	100,522	98,127	98,105	95,416	94,597
Non-interest income	8,891	8,813	7,379	8,135	8,582
Non-interest expense	42,818	46,303	58,258	41,663	38,466
Income before income tax	66,595	60,637	47,226	61,888	64,713
Provision for income tax	14,459	10,611	5,152	8,548	11,245
Net income	52,136	50,026	42,074	53,340	53,468
Preferred stock dividends	31	—	31	—	31
Net income available to common stockholders	$52,105	$50,026	$42,043	$53,340	$53,437
Earnings per share - basic	$0.96	$0.92	$0.77	$0.98	$0.98
Earnings per share - diluted	$0.95	$0.92	$0.77	$0.98	$0.98
Average diluted shares outstanding	54,638,118	54,595,384	54,548,719	54,530,635	54,527,317

CONSOLIDATED BALANCE SHEET DATA
Total assets	$16,049,814	$15,721,630	$16,129,668	$16,044,332	$15,072,808
Loans	12,332,780	11,880,696	11,658,829	11,641,130	11,604,894
Debt securities	1,941,647	1,941,625	1,882,847	1,878,701	2,048,227
Non-interest-bearing demand deposits	2,475,415	2,627,639	2,643,101	2,621,072	2,855,102
Total deposits	13,259,392	12,751,448	13,273,511	13,142,376	12,288,219
Borrowings	64,739	64,737	64,735	64,751	64,737
Stockholders' equity	1,510,578	1,476,036	1,440,405	1,401,384	1,363,471

Shares outstanding	54,522,802	54,507,778	54,461,580	54,425,447	54,425,033
Book value per share	$27.71	$27.08	$26.45	$25.75	$25.05
Tangible book value per share (1)	$27.46	$26.83	$26.20	$25.50	$24.80

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.79%	2.66%	2.57%	2.64%	2.93%
Return on average assets	1.34%	1.26%	1.04%	1.37%	1.50%
Return on average common stockholders' equity	14.08%	13.82%	11.78%	15.34%	15.85%
Efficiency ratio	37.31%	43.30%	55.23%	38.64%	35.02%
Non-interest expense to average earning assets	1.13%	1.20%	1.47%	1.10%	1.11%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.93%	11.07%	10.91%	10.69%	10.37%
Tier 1 capital to risk-weighted assets	10.93%	11.08%	10.92%	10.69%	10.38%
Total capital to risk-weighted assets	12.43%	12.61%	12.45%	12.25%	11.94%
Tier 1 capital to average assets	9.81%	9.44%	9.12%	9.35%	9.83%
Tangible common equity to total tangible assets (1)	9.33%	9.31%	8.85%	8.66%	8.96%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. During the fourth quarter of 2023, we recorded a one-time expense of $7.2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At June 30, 2024	At March 31, 2024	At December 31, 2023	At September 30, 2023	At June 30, 2023
Book value per share - GAAP	$27.71	$27.08	$26.45	$25.75	$25.05
Total common stockholders' equity - GAAP	1,510,578	1,476,036	1,440,405	1,401,384	1,363,471
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,496,963	$1,462,421	$1,426,790	$1,387,769	$1,349,856
Tangible book value per share - non-GAAP	$27.46	$26.83	$26.22	$25.50	$24.80

Stockholders' equity to total assets - GAAP	9.41%	9.39%	8.93%	8.73%	9.05%
Total assets - GAAP	$16,049,814	$16,048,819	$16,129,668	$16,044,332	$15,072,808
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$16,036,199	$16,035,204	$16,116,053	$16,030,717	$15,059,193
Tangible common equity to total tangible assets - non-GAAP	9.33%	9.33%	8.85%	8.66%	8.96%

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net income - GAAP	$52,136	$50,026	$53,468	$102,162	$111,439
Adjustments:
FDIC special assessment	—	1,799	—	1,799	—
Tax on adjustments	—	(452)	—	(452)	—
Adjusted net income - non-GAAP	$52,136	$51,373	$53,468	$103,509	$111,439

Net income available to common stockholders - GAAP	$52,105	$50,026	$53,437	$102,131	$111,408
Adjustments:
FDIC special assessment	—	1,799	—	1,799	—
Tax on adjustments	—	(452)	—	(452)	—
Adjusted net income available to common stockholders -non-GAAP	$52,105	$51,373	$53,437	$103,478	$111,408

Diluted earnings per share - GAAP	$0.95	$0.92	$0.98	$1.87	$2.04
Adjustments:
FDIC special assessment	—	0.03	—	0.03	—
Tax on adjustments	—	(0.01)	—	(0.01)	—
Adjusted diluted earnings per share - non-GAAP	$0.95	$0.94	$0.98	$1.89	$2.04

Return on average assets - GAAP	1.34%	1.26%	1.50%	1.30%	1.57%
Net income available to common stockholders - GAAP	$52,105	$50,026	$53,437	$102,131	$111,408
Adjustments:
FDIC special assessment	—	1,799	—	1,799	—
Tax on adjustments	—	(452)	—	(452)	—
Adjusted net income available to common stockholders -non-GAAP	$52,105	$51,373	$53,437	$103,478	$111,408
Average assets - GAAP	$15,697,538	$15,957,579	$14,291,873	$15,827,894	$14,344,749
Adjusted return on average assets - non-GAAP	1.34%	1.29%	1.50%	1.31%	1.57%

Return on average common stockholders' equity - GAAP	14.08%	13.82%	15.85%	13.96%	16.83%
Net income available to common stockholders - GAAP	$52,105	$50,026	$53,437	$102,131	$111,408
Adjustments:
FDIC special assessment	—	1,799	—	1,799	—
Tax on adjustments	—	(452)	—	(452)	—
Adjusted diluted earnings per share - non-GAAP	$52,105	$51,373	$53,437	$103,478	$111,408
Average common stockholders' equity - GAAP	$1,488,429	$1,455,938	$1,351,944	$1,471,048	$1,335,267
Adjusted return on average common stockholders' equity non-GAAP	14.08%	14.19%	15.85%	14.15%	16.83%

Efficiency ratio	37.31%	55.23%	35.02%	39.42%	34.81%
Non-interest expense - GAAP	$42,818	$46,303	$38,466	$89,121	$78,130
Adjustments:
FDIC special assessment	—	1,799	—	1,799	—
Adjusted non-interest expense	$42,818	$44,504	$38,466	$87,322	$78,130
Net interest income plus non-interest income - GAAP	$114,766	$111,308	$109,833	$226,074	$224,455
Adjusted efficiency ratio - non-GAAP	37.31%	39.98%	35.02%	38.63%	34.81%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2024	June 30, 2023	% Change
ASSETS
Cash and due from banks	$135,711	$107,251	27%
Interest-bearing balances due from depository institutions	1,129,922	852,483	33%
Federal funds sold	11,132	17,958	(38)%
Cash and cash equivalents	1,276,765	977,692	31%
Available for sale debt securities, at fair value	1,174,389	990,921	19%
Held to maturity debt securities (fair value of $684,235 and $963,843, respectively)	767,258	1,057,306	(27)%
Restricted equity securities	11,300	7,307	55%
Mortgage loans held for sale	11,174	3,981	181%
Loans	12,332,780	11,604,894	6%
Less allowance for credit losses	(158,092)	(152,272)	4%
Loans, net	12,174,688	11,452,622	6%
Premises and equipment, net	59,200	59,655	(1)%
Goodwill	13,615	13,615	-%
Other assets	561,425	509,709	10%
Total assets	$16,049,814	$15,072,808	6%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,475,415	$2,855,102	(13)%
Interest-bearing	10,783,977	9,433,117	14%
Total deposits	13,259,392	12,288,219	8%
Federal funds purchased	1,097,154	1,298,066	(15)%
Other borrowings	64,739	64,737	-%
Other liabilities	117,951	58,315	102%
Total liabilities	14,539,236	13,709,337	6%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at June 30, 2024 and June 30, 2023	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,522,802 shares issued and outstanding at June 30, 2024, and 54,398,025 shares issued and outstanding at June 30, 2023	54	54	-%
Additional paid-in capital	234,495	230,659	2%
Retained earnings	1,322,049	1,190,920	11%
Accumulated other comprehensive loss	(46,520)	(58,662)	(21)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,510,078	1,362,971	11%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,510,578	1,363,471	11%
Total liabilities and stockholders' equity	$16,049,814	$15,072,808	6%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$194,300	$171,718	$381,278	$335,450
Taxable securities	16,158	11,570	32,137	22,465
Nontaxable securities	9	17	18	38
Federal funds sold	538	227	1,079	841
Other interest and dividends	16,535	6,124	39,738	12,184
Total interest income	227,540	189,656	454,250	370,978
Interest expense:
Deposits	104,671	71,971	208,737	127,684
Borrowed funds	16,994	16,434	37,143	33,742
Total interest expense	121,665	88,405	245,880	161,426
Net interest income	105,875	101,251	208,370	209,552
Provision for credit losses	5,353	6,654	9,721	10,851
Net interest income after provision for credit losses	100,522	94,597	198,649	198,701
Non-interest income:
Service charges on deposit accounts	2,293	2,142	4,443	4,076
Mortgage banking	1,379	696	2,057	1,138
Credit card income	2,333	2,406	4,488	4,095
Bank-owned life insurance income	2,058	2,496	5,289	4,117
Other operating income	828	842	1,427	1,477
Total non-interest income	8,891	8,582	17,704	14,903
Non-interest expense:
Salaries and employee benefits	24,213	18,795	47,199	37,861
Equipment and occupancy expense	3,567	3,421	7,124	6,856
Third party processing and other services	7,465	6,198	14,631	13,482
Professional services	1,741	1,580	3,205	3,234
FDIC and other regulatory assessments	2,202	2,242	6,107	3,759
Other real estate owned expense	7	6	37	12
Other operating expense	3,623	6,224	10,818	12,926
Total non-interest expense	42,818	38,466	89,121	78,130
Income before income tax	66,595	64,713	127,232	135,474
Provision for income tax	14,459	11,245	25,070	24,035
Net income	52,136	53,468	102,162	111,439
Dividends on preferred stock	31	-	31	31
Net income available to common stockholders	$52,105	$53,437	$102,131	$111,408
Basic earnings per common share	$0.96	$0.98	$1.87	$2.05
Diluted earnings per common share	$0.95	$0.98	$1.87	$2.04

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023
Commercial, financial and agricultural	$2,935,577	$2,834,102	$2,823,986	$2,890,535	$2,986,453
Real estate - construction	1,510,677	1,546,716	1,519,619	1,509,937	1,397,732
Real estate - mortgage:
Owner-occupied commercial	2,399,644	2,377,042	2,257,163	2,237,684	2,294,002
1-4 family mortgage	1,350,428	1,284,888	1,249,938	1,170,099	1,167,238
Other mortgage	4,072,007	3,777,758	3,744,346	3,766,124	3,686,434
Subtotal: Real estate - mortgage	7,822,079	7,439,688	7,251,447	7,173,907	7,147,674
Consumer	64,447	60,190	63,777	66,751	73,035
Total loans	$12,332,780	$11,880,696	$11,658,829	$11,641,130	$11,604,894

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023
Allowance for credit losses:
Beginning balance	$155,892	$153,317	$152,247	$152,272	$148,965
Loans charged off:
Commercial financial and agricultural	3,355	1,842	2,831	4,783	4,358
Real estate - construction	-	-	89	19	-
Real estate - mortgage	119	67	14	-	131
Consumer	108	98	231	341	111
Total charge offs	3,582	2,007	3,165	5,143	4,600
Recoveries:
Commercial financial and agricultural	406	199	614	825	1,233
Real estate - construction	8	-	-	-	-
Real estate - mortgage	-	6	-	-	-
Consumer	15	9	39	11	21
Total recoveries	429	214	653	836	1,254
Net charge-offs	3,153	1,793	2,512	4,307	3,346
Provision for credit losses	5,353	4,368	3,582	4,282	6,654
Ending balance	$158,092	$155,892	$153,317	$152,247	$152,272

Allowance for credit losses to total loans	1.28%	1.31%	1.32%	1.31%	1.31%
Allowance for credit losses to total average loans	1.31%	1.33%	1.32%	1.31%	1.31%
Net charge-offs to total average loans	0.10%	0.06%	0.09%	0.15%	0.11%
Provision for credit losses to total average loans	0.18%	0.15%	0.12%	0.15%	0.23%
Nonperforming assets:
Nonaccrual loans	$33,454	$34,457	$19,349	$20,912	$16,897
Loans 90+ days past due and accruing	1,482	380	2,184	1,692	5,947
Other real estate owned and repossessed assets	1,458	490	995	690	832
Total	$36,394	$35,327	$22,528	$23,294	$23,676

Nonperforming loans to total loans	0.28%	0.29%	0.18%	0.19%	0.20%
Nonperforming assets to total assets	0.23%	0.22%	0.14%	0.15%	0.16%
Nonperforming assets to earning assets	0.23%	0.23%	0.14%	0.16%	0.16%
Allowance for credit losses to nonaccrual loans	472.57%	452.42%	795.17%	731.74%	901.18%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd quarter 2024	1st quarter 2024	4th quarter 2023	3rd quarter 2023	2nd quarter 2023
Interest income:
Interest and fees on loans	$194,300	$186,978	$184,897	$178,754	$171,718
Taxable securities	16,158	15,979	15,512	15,522	11,570
Nontaxable securities	9	9	12	15	17
Federal funds sold	538	541	1,018	985	227
Other interest and dividends	16,535	23,203	27,623	17,930	6,124
Total interest income	227,540	226,710	229,062	213,206	189,656
Interest expense:
Deposits	104,671	104,066	108,155	95,901	71,971
Borrowed funds	16,994	20,149	19,220	17,607	16,434
Total interest expense	121,665	124,215	127,375	113,508	88,405
Net interest income	105,875	102,495	101,687	99,698	101,251
Provision for credit losses	5,353	4,368	3,582	4,282	6,654
Net interest income after provision for credit losses	100,522	98,127	98,105	95,416	94,597
Non-interest income:
Service charges on deposit accounts	2,293	2,150	2,181	2,163	2,142
Mortgage banking	1,379	678	792	825	696
Credit card income	2,333	2,155	2,004	2,532	2,406
Bank-owned life insurance income	2,058	3,231	1,639	1,818	2,496
Other operating income	828	599	763	797	842
Total non-interest income	8,891	8,813	7,379	8,135	8,582
Non-interest expense:
Salaries and employee benefits	24,213	22,986	23,024	20,080	18,795
Equipment and occupancy expense	3,567	3,557	3,860	3,579	3,421
Third party processing and other services	7,465	7,166	7,841	6,549	6,198
Professional services	1,741	1,464	1,417	1,265	1,580
FDIC and other regulatory assessments	2,202	3,905	9,509	2,346	2,242
Other real estate owned expense	7	30	17	18	6
Other operating expense	3,623	7,195	12,590	7,826	6,224
Total non-interest expense	42,818	46,303	58,258	41,663	38,466
Income before income tax	66,595	60,637	47,226	61,888	64,713
Provision for income tax	14,459	10,611	5,152	8,548	11,245
Net income	52,136	50,026	42,074	53,340	53,468
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$52,105	$50,026	$42,043	$53,340	$53,437
Basic earnings per common share	$0.96	$0.92	$0.77	$0.98	$0.98
Diluted earnings per common share	$0.95	$0.92	$0.77	$0.98	$0.98

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd quarter 2024		1st quarter 2024		4th quarter 2023		3rd quarter 2023		2nd quarter 2023
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$12,045,743	6.48%	$11,723,391	6.41%	$11,580,716	6.33%	$11,545,003	6.13%	$11,581,008	5.94%
Tax-exempt (2)	17,230	2.08	17,605	5.00	17,787	4.71	18,023	4.71	18,312	4.82
Total loans, net of unearned income	12,062,973	6.48	11,740,996	6.40	11,598,503	6.32	11,563,026	6.13	11,599,320	5.94
Mortgage loans held for sale	6,761	6.13	4,770	5.57	5,105	6.22	5,476	6.67	5,014	5.12
Debt securities:
Taxable	1,936,818	3.33	2,013,295	3.16	2,007,636	3.08	2,029,995	3.07	1,757,397	2.64
Tax-exempt (2)	1,209	1.99	1,296	3.40	1,739	2.30	2,408	2.49	2,960	2.43
Total securities (3)	1,938,027	3.32	2,014,591	3.16	2,009,375	3.08	2,032,403	3.07	1,760,357	2.64
Federal funds sold	38,475	5.62	37,298	5.83	72,178	5.60	74,424	5.25	15,908	5.72
Restricted equity securities	11,290	7.16	10,417	7.57	10,216	8.74	8,471	5.90	8,834	6.08
Interest-bearing balances with banks	1,183,482	5.57	1,687,977	5.48	1,981,411	5.49	1,293,243	5.45	460,893	5.21
Total interest-earning assets	$15,241,008	6.01	$15,496,049	5.88	$15,676,788	5.80	$14,977,043	5.65	$13,850,326	5.49
Non-interest-earning assets:
Cash and due from banks	96,646		98,813		101,741		111,566		101,188
Net premises and equipment	59,653		60,126		60,110		60,121		60,499
Allowance for credit losses, accrued interest and other assets	300,231		302,592		283,435		283,357		279,860
Total assets	$15,697,538		$15,957,580		$16,122,074		$15,432,087		$14,291,873

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,232,460	2.84%	$2,339,548	2.69%	$2,245,431	2.91%	$2,153,973	2.72%	$1,628,936	1.69%
Savings	105,955	1.71	106,924	1.76	107,035	1.72	112,814	1.61	122,050	1.38
Money market	6,810,799	4.46	6,761,495	4.48	7,106,190	4.44	6,538,426	4.24	5,971,639	3.78
Time deposits	1,157,528	4.47	1,164,204	4.37	1,111,350	4.18	1,093,388	3.89	983,582	3.44
Total interest-bearing deposits	10,306,742	4.08	10,372,171	4.04	10,570,006	4.06	9,898,601	3.84	8,706,207	3.32
Federal funds purchased	1,193,190	5.50	1,422,828	5.50	1,338,110	5.49	1,237,721	5.43	1,191,582	5.14
Other borrowings	64,736	4.26	64,736	4.26	64,734	4.23	64,734	4.23	100,998	4.62
Total interest-bearing liabilities	$11,564,668	4.23%	$11,859,735	4.21%	$11,972,850	4.22%	$11,201,056	4.02%	$9,998,787	3.55%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,555,312		2,550,841		2,656,504		2,778,858		2,876,225
Other liabilities	89,130		91,066		76,651		72,924		64,917
Stockholders' equity	1,536,013		1,503,240		1,475,366		1,437,766		1,399,578
Accumulated other comprehensive loss	(47,584)		(47,302)		(59,297)		(58,517)		(47,634)
Total liabilities and stockholders' equity	$15,697,538		$15,957,580		$16,122,074		$15,432,087		$14,291,873
Net interest spread		1.78%		1.67%		1.58%		1.63%		1.94%
Net interest margin		2.79%		2.66%		2.57%		2.64%		2.93%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $3,317, $3,655, $4,175, $2,996, and $3,318 are included in interest income in the second quarter of 2024, first quarter of 2024, fourth quarter of 2023, third quarter of 2023, and second quarter of 2023, respectively.

(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.

(3) Unrealized losses on debt securities of $(67,823), $(68,162), $(84,647), $(83,815), and $(69,498) for the second quarter of 2024, first quarter of 2024, fourth quarter of 2023, third quarter of 2023, and second quarter of 2023, respectively, are excluded from the yield calculation.